UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

October 4, 2011

EZJR, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-53810 20-0667864

(Commission File Number) (IRS Employer Identification No.)

2235 E. Flamingo, Suite 114, Las Vegas, NV 89119

(Address of Principal Executive Offices) (Zip Code)

(702) 631-4251

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 8.01 Other Events

Cancellation of Shares

On October 4, 2011, EZJR, Inc. (the “Company” or “Registrant”) cancelled 3,000,000 shares of its common stock and returned these shares to its corporate treasury. After lengthy discussions, the Company reached a mutual understanding with six of its shareholders to cancel collectively 3,000,000 common shares, par value $0.001. The Board of Directors approved the cancellation on October 4, 2011. These 3,000,000 common shares represent approximately twenty-seven (27) percent of the issued and outstanding shares of the Company.

On October 4, 2011, the Company returned 3,000,000 common shares to its transfer agent for cancellation. Such certificates representing 3,000,000 common shares were returned and cancelled by the Registrant’s transfer agent. Following the cancellation of these shares, the Company will have 7,873,750 common shares issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2011

By: /s/ T J Jesky

Name: T J Jesky

Title: President/Secretary